    As filed with the Securities and Exchange Commission on June 5, 1995

                                               Registration No.
                                                               ----------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                                LUMEX, INC.
           (Exact Name of Registrant as Specified in its Charter)


           New York                                   11-1731581
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                              81 Spence Street
                         Bay Shore, New York  11706
                               (516) 273-2200
              (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                LUMEX, INC.
                        1995 STOCK RETAINER PLAN FOR
                           NONEMPLOYEE DIRECTORS
                            (Full Title of Plan)

                               Robert McNally
                     Senior Vice President and Secretary
                                Lumex, Inc.
                              81 Spence Street
                         Bay Shore, New York  11706
                               (516) 273-2200
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                        Jeffrey J. Weinberg, Esq.
                          Weil, Gotshal & Manges
                             767 Fifth Avenue
                         New York, New York 10153
                              (212) 310-8000

                                                CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to       Amount to be       Offering Price Per    Aggregate Offering         Amount of
            be Registered                  Registered(1)            Share(2)              Price(2)          Registration Fee
Common Stock, par value $.10 per share     35,000 shares             $12.25               $428,750               $148.00

(1)  Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)  Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the closing price of the
Registrant's Common Stock as reported on the American Stock Exchange on May 30, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Item 1.

               The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
     Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

     Item 2.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Lumex, Inc. 1995 Stock Retainer Plan for Nonemployee Directors and its administrators are available without charge by contacting:

                                 Robert McNally
                                   Lumex, Inc.
                                81 Spence Street
                           Bay Shore, New York  11706
                                 (516) 273-2200







































     NYFS10...:\80\60380\0001\1196\FRM5175K.370

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Commission by Lumex, Inc. (the "Company") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

               (c) The description of the Company's Common Stock, par value $.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on May 12, 1981, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Sections 721, 722, 723, 724, 725 and 726 of the Business Corporation Law of the State of New York (the "BCL") empower a corporation to indemnify its directors, officers or controlling persons against liability subject to specified limitations.
     Generally, under Section 722 of the BCL, a corporation may indemnify any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not apposed to, the best interests of the corporation, except that no such indemnification shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under Section 724 of the BCL, indemnification may also be awarded by a court in certain circumstances.

               Article THIRTEENTH of the Company's Certificate of Incorporation provides that "a director shall not be personally liable to the Company or its shareholders for damages for any breach of duty as a director, except for any such liability arising by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to the director that establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was legally entitled or that his acts violated
     Section 719 of the New York Business Corporation Law. Neither the amendment nor repeal of this Article nor the adoption of any inconsistent provision of the certificate of incorporation shall eliminate or reduce the effect of this Article with respect to any matter occurring, or any cause of action, suit or claim that but for this Article would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall neither eliminate nor limit the liability of a director for any act or omission occurring prior to the adoption of this Article."

               In addition, Article SIXTH of the Certificate of Incorporation provides that no provision thereof is intended to be construed as limiting, prohibiting, denying or abrogating any powers or rights conferred under the BCL, including, in particular, the power of the Company to furnish indemnification to directors and officers in the capacities defined and prescribed by the BCL and the defined and prescribed rights of such persons to indemnification conferred by the BCL.

               The Company carries a directors' and officers' liability insurance policy which provides coverage against, among other things, damages, judgments, settlements and costs incurred because of actual or alleged errors, misstatements, misleading statements, acts, omissions, neglect or breach of duty by its directors and officers in the discharge of their duties. Among the types of claims excluded from coverage under the policy are fines and penalties imposed by law or matters which may be deemed uninsurable under the law; claims for libel or slander; claims based upon or attributable to gaining any personal profit or advantage to which such directors and officers were not legally entitled; claims for an accounting of profits made from transactions in securities under Section 16(b) of the Exchange Act or similar state statutory law or common law provisions; or claims adjudicated to be materially caused by acts of active and deliberate dishonesty, with dishonest purpose and intent.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that

     in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

     ITEM 8.   EXHIBITS.

               4(a)   -   Restated Certificate of Incorporation of the
                          Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Current Report on
                          Form 8-K, dated June 7, 1988).

               4(b)   -   By-Laws of the Company, as amended (incorporated
                          by reference to Exhibit 3(b) to the Company's
                          Annual Report on Form 10-K for the year ended
                          December 31, 1987).

               4(c)   -   Lumex, Inc. 1995 Stock Retainer Plan for
                          Nonemployee Directors (incorporated by reference to the Company's Notice of Annual Meeting of Shareholders, dated May 1, 1995).

               5      -   Opinion of Weil, Gotshal & Manges.

               23(a)  -   Consent of Ernst & Young LLP.

               23(b)  -   Consent of Weil, Gotshal & Manges (included in
                          Exhibit 5).

               24     -   Power of Attorney (included as part of the
                          signature page to this Registration Statement and incorporated herein by reference).

     ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the
                         Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraph (a)(1)(i) and (a)(1)(ii)
               --------  -------
               do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained







               in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                                ---- ----
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               ---- ----

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




























                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bay Shore, State of New York, on this 5th day of June, 1995.

                                             LUMEX, INC.

                                             By: /s/ Robert McNally
                                                ---------------------------
                                               Name:   Robert McNally
                                               Title:  Senior Vice President,
                                                       Chief Financial Officer
                                                       and Secretary

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert McNally acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                  Title                  Date
             ---------                  -----                  ----

     /s/ Robert McNally          Senior Vice                June 5, 1995
     -------------------------   President, Secretary
     Robert McNally              and Chief Financial
                                 Officer (Principal
                                 Executive, Financial
                                 and Accounting
                                 Officer)

     /s/ James E. George               Director             June 5, 1995
     -------------------------
     James E. George

     /s/ Thomas W. Kahle               Director             June 5, 1995
     -------------------------
     Thomas W. Kahle

     /s/ Robert R. McMillan            Director             June 5, 1995
     -------------------------
     Robert R. McMillan

     /s/ Carol G. Nelson               Director             June 5, 1995
     -------------------------
     Carol G. Nelson

     /s/ John C. Spratt                Director             June 5, 1995
     -------------------------
     John C. Spratt

     /s/ Alan H. Weingarten            Director             June 5, 1995
     -------------------------
     Alan H. Weingarten



                                  EXHIBIT INDEX


          EXHIBIT NO.            DESCRIPTION                     PAGE NO.
          -----------            -----------                     --------

          4(a)  -   Restated Certificate of Incorporation of
                    the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, dated June 7, 1988).

          4(b)  -   By-Laws of the Company, as amended
                    (incorporated by reference to Exhibit
                    3(b) to the Company's Annual Report on
                    Form 10-K for the year ended December
                    31, 1987).

          4(c)  -   Lumex, Inc. 1995 Stock Retainer Plan for
                    Nonemployee Directors (incorporated by
                    reference to the Company's Notice of
                    Annual Meeting of Shareholders, dated
                    May 1, 1995).

          5     -   Opinion of Weil, Gotshal & Manges.

          23(a) -   Consent of Ernst & Young LLP.

          23(b) -   Consent of Weil, Gotshal & Manges
                    (included in Exhibit 5).

          24    -   Power of Attorney (included as part of
                    the signature page to this Registration
                    Statement and incorporated herein by
                    reference).




































                                       II-6